UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2008

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G Spokane Valley, Washington 99206
(Address of principal executive offices)

(509) 921-2294
Registrant’s telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On September 10, 2008 Mr. William (Bill) Orchow announced his resignation as the President and CEO of Revett Minerals Inc., its principle subsidiary Revett Silver Company and all associated subsidiaries. He will, however, continue to serve as a director of both Revett Minerals Inc and Revett Silver Company. Mr. John Shanahan, the current Chairman of Revett Minerals and Revett Silver Company, will assume the roles of President and CEO of Revett Minerals Inc. and Revett Silver Company on an interim basis until a replacement for Mr. Orchow is appointed. A copy of the press release announcing the resignation of Mr. Orchow and the appointment of Mr. Shanahan is filed herewith as Exhibit 99.1 and incorporated by reference into this item 5.02.

ITEM 9.01	Financial statements and Exhibits

(d) Exhibits

99.1	Press release dated September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: September 12, 2008	By:	/s/ Scott M .Brunsdon
Scott Brunsdon
Chief financial Officer and Secretary